SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

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[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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


                               FRANKLIN ELECTRIC


                            400 East Spring Street
                           Bluffton, Indiana 46714

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   To Be Held
                      April 20, 2001 at 9:00 A.M., E.S.T.



To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 20, 2001, AT 9:00 A.M., E.S.T., FOR THE FOLLOWING PURPOSES:

1. To elect three directors for terms expiring at the 2004 Annual Meeting of Shareholders;

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 23, 2001 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to vote your proxy regardless of whether you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.




                                       Dean W. Pfister, Secretary

Bluffton, Indiana
March 5, 2001

                          FRANKLIN ELECTRIC CO., INC.
                            400 EAST SPRING STREET
                            BLUFFTON, INDIANA 46714
                            -----------------------

                               PROXY STATEMENT
                               ---------------

                        ANNUAL MEETING OF SHAREHOLDERS

                               April 20, 2001

                            GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 20, 2001 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 5, 2001. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

	The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                VOTING INSTRUCTIONS

     Shareholders may attend the Annual Meeting and vote their shares in person. Shareholders may also choose to submit their proxies by any of the following methods:

VOTING BY MAIL: Complete the enclosed proxy, date and sign it, and return it in the envelope provided.

VOTING BY TELEPHONE: Call the toll-free telephone number provided on the proxy. Telephone voting will be available through April 16, 2001, 24 hours a day. Detailed instructions will be provided during the call, and the procedures are designed to authenticate votes cast by using the last 4 digits of shareholders' social security/taxpayer I.D. number. Shareholders that vote by telephone should not return the proxy card.

VOTING BY INTERNET: Sign-on to the website identified on the proxy. Internet voting will be available through April 16, 2001, 24 hours a day. Detailed instructions will be provided on the website, and the procedures are designed to authenticate votes cast by using the last 4 digits of shareholders' social security/taxpayer I.D. number. Shareholders that vote by internet should not return the proxy card.

     SHAREHOLDERS WHO ARE PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN AND/OR DIRECTED INVESTMENT SALARY PLAN WILL RECEIVE A VOTING INSTRUCTION CARD THAT COVERS THE SHARES CREDITED TO HIS OR HER PLAN ACCOUNTS. SUCH SHAREHOLDERS MAY NOT VOTE THEIR PROXY BY TELEPHONE OR INTERNET.

     If the enclosed proxy is properly voted, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted FOR the election of the nominees for director as set forth in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year, and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

     A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Dean W. Pfister, Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) by executing and delivering a subsequently dated proxy by mail, over the telephone or through the internet, or (iii) by attending the Annual Meeting and voting in person.

            SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 23, 2001 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 5,497,967 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

                     SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than 5 percent of the Company's Common Stock as of February 23, 2001, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Wells Fargo Bank Minnesota, N.A.          806,842 (1)                14.68
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN 55479-0065

Patricia Schaefer                         484,688 (2)                 8.80
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                         462,021                     8.40
2279 East 250 North Road
Bluffton, IN  46714

Marvin C. Schwartz                        377,146 (3)                  6.86
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

Ruane, Cunniff & Co., Inc.                290,746 (4)                 5.29
767 5th Avenue, Suite 4701
New York, NY  10153

(1) Wells Fargo Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP"), Directed Investment Salary Plan (the "401(k) Plan"), and defined benefit pension plans. Share information is from January 2001 Trust records provided by Wells Fargo Bank. The shares held in the ESOP and 401(k) Plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and allocated shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The Trustee has no investment power over any allocated shares and has shared investment power over any unallocated shares. The shares held in the defined benefit pension plans will be voted pursuant to the direction of the Employee Benefits Committee of the Company, which also has investment power over any of these shares.
(2) Includes 10,667 shares issuable pursuant to stock options exercisable within 60 days after February 23, 2001.
(3) According to a Schedule 13D filed with the SEC on December 19, 2000, Marvin C. Schwartz has sole investment and sole voting power with respect to 296,160 shares, shared investment power with respect to 80,986 shares and no shared voting power.
(4) According to a Schedule 13G filed with the SEC on February 15, 2001, Ruane, Cunniff & Co., Inc. has sole investment power with respect to 290,746 shares, sole voting power with respect to 67,525 shares and no shared voting or investment power.

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 23, 2001. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS

Patricia Schaefer                        484,688 (1)              8.80

William H. Lawson                        246,760 (1) (2)          4.35

John B. Lindsay                          141,939  (1) (2)          2.58

Donald J. Schneider                       47,193 (1)                *

Jess B. Ford                              42,671  (1) (2)           *

William J. Foreman                        39,005  (1) (2)             *

Gregg C. Sengstack                        37,345 (1) (2)                  *

Peter-Christian Maske                     27,445 (1) (2)                  *

Robert H. Little                          17,564 (1)               *

Juris Vikmanis                            15,667  (1)               *

Howard B. Witt                            10,317  (1)               *

R. Scott Trumbull                          2,867  (1) (3)           *

Jerome D. Brady                            1,867 (1) (3)           *

All directors and                      1,199,744 (1) (2)         20.45
executive officers as
a group (16 persons)

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 23, 2001 as follows: Ms. Schaefer, 10,667; Mr. Lawson, 180,000; Mr. Lindsay, 1,667; Mr. Schneider, 10,667; Mr. Ford, 42,000; Mr. Foreman, 20,000; Mr. Sengstack, 9,200; Mr. Maske, 16,000; Mr.
     Little, 10,667; Mr. Vikmanis, 9,667; Mr. Witt, 9,667; Mr. Brady, 1,667;
     Mr. Trumbull, 1,667; and all directors and executive officers as a group, 368,136.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Lawson, 1,872; Mr. Lindsay, 1,229; Mr. Ford, 435; Mr. Foreman, 1,394; Mr. Sengstack, 1,150; Mr.
     Maske, 93; and all directors and executive officers as a group, 9,903.
(3) Excludes 431 stock units credited to both Mr. Trumbull and Mr. Brady pursuant to the terms of the Nonemployee Directors' Deferred
     Compensation Plan described under "Information About the Board and its Committees".

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable
Section 16(a) filing requirements applicable to them during 2000.

                            ELECTION OF DIRECTORS

     The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Each year, the directors of one of the three classes are to be elected to serve terms of three years and until their successors have been elected and qualified. Three directors are to be elected at the Annual Meeting this year. The election of a director requires the affirmative vote of a majority of the shares voted.

     William H. Lawson, Donald J. Schneider and R. Scott Trumbull have been nominated to serve as directors of the Company for terms expiring in 2004. Mr. Lawson, Mr. Schneider and Mr. Trumbull are currently directors of the Company. All three nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

                INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2004
                                                                 DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION              SINCE

William H. Lawson,          64  Chairman of the Board and           1985
  Chairman of the Board         Chief Executive Officer of the
  and Chief Executive           Company.  Director of Skyline
  Officer                       Corporation and Sentry
                                Insurance, a Mutual Company.

Donald J. Schneider,        65  President of Schneider National     1988
  Director of the Company       Inc., an asset based logistics
                                company.  Director of Green Bay
                                Packers and St. Norbert College.

R. Scott Trumbull,          52  Exec. Vice President                1998
  Director of the Company       International Operations &
                                Corporate Development,
                                Owens-Illinois, a manufacturer of
                                glass & plastic packaging, since
                                August, 1998; prior thereto,
                                President International
                                Operations, Owens-Illinois from
                                1993 to 1998. Director, Health
                                Care REIT

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2002
                                                                DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION              SINCE

John B. Lindsay,            58  Retired in February 2000;           1996
  Vice Chairman of the          Formerly President of the
  Board of the Company          Company from 1995.

Juris Vikmanis,             63  Retired in 1993; Formerly Vice      1988
  Director of the Company       President, Aerospace Operations,
                                Amphenol Corporation from 1992
                                to 1993, an aerospace company;
                                formerly Corporate Senior Vice
                                President, Square D Company until
                                the sale of that company in 1991;
                                prior thereto, Executive Vice
                                President, Square D Company from
                                1989 to 1990.

Howard B. Witt,             60  Chairman of the Board, President    1994
  Director of the Company       and  Chief Executive Officer,
                                Littelfuse, Inc.; a
                                manufacturer of electronic,
                                electrical and automotive fuses.
                                Director, Artisan Funds, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2003
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Jerome D. Brady,            57  Retired in 2000; Formerly          1998
  Director of the Company       President & Chief Executive
                                Officer of C&K Components
                                from 1997, a manufacturer
                                of electro-mechanical switches;
                                prior thereto, Chairman, President
                                and Chief Executive Officer
                                of AM International
                                1994-1997; Director, PCD, Inc.

Robert H. Little,           65  Retired in 1997; Formerly          1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Patricia Schaefer,          70  Retired; Director Muncie Public    1982
  Director of the Company       Library; Muncie, Indiana.

              INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     In 2000, nonemployee directors were paid an annual director's fee of $30,000 plus a fee of $1,500 for each regular Board or Board committee meeting attended. Each committee chairman received an additional fee of $3,500 in 2000. In 2001, the directors' fee will be $30,000 plus a fee of $1,500 for each regular Board or Board committee meeting attended. Each committee chairman will receive an additional fee of $3,500 in 2001. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees. During 2000, Mr. Lindsay was paid $115,000 for consulting services rendered to the Company.

     Nonemployee directors participate in the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan (the "Amended 1996 Director Plan"). Under the Amended 1996 Director Plan, each person who is a nonemployee director of the Board following each Annual Meeting shall be granted an option to purchase 5,000 shares at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. On April 14, 2000, Mr. Brady, Mr. Lindsay, Mr. Little, Ms. Schaefer, Mr. Schneider, Mr. Trumbull, Mr. Vikmanis and Mr. Witt each received an option to purchase 5,000 shares at an exercise price of $69.50 per share.

     Nonemployee directors may also participate in the Nonemployee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each nonemployee director may elect to receive his or her annual director's fee in Company shares or in cash. If Company shares are elected, nonemployee directors may also elect to defer issuance of the shares (until service on the Board terminates), in which case the director's fee is converted into stock units. Mr. Brady and Mr. Trumbull elected to receive their fiscal 2000 director's fees in Company shares and to defer issuance of the shares. Accordingly, on April 14, 2000, Mr. Brady and Mr. Trumbull were each credited with 431 stock units.

     The Company has a Consulting Directors' Plan for nonemployee directors who retire from Board service at age 70 or older. Under the Consulting Directors' Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee up to the same number of years that were served as director. During 2000, Dr. N. A. Lamberti, Mr. William W. Keefer and Mr. Gerard E. Veneman, who retired in 1988, 1996 and 1998, with 19, 28 and 29 years of service, respectively, participated in the Consulting Directors' Plan. Mr. Lamberti received an annual fee of $15,000 in 2000. Messrs. Keefer and Veneman each received an annual fee of $20,000 in 2000.

     The Board held five (5) regularly scheduled meetings during 2000. The board held one special meeting by conference call on June 27, 2000. Each director attended 75 percent or more of the aggregate meetings of the Board and Board committees of which he or she was a member.

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE.  The current members of the Audit Committee are Robert
H. Little (Chairman), Jerome D. Brady, Patricia Schaefer and Juris Vikmanis. Each member of the Audit Committee is an "independent director", as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. ("NASD"). In accordance with recently adopted NASD requirements, the Company's Board of Directors adopted on February 11, 2000 a revised "Franklin Electric Co., Inc. Audit Committee Charter" (the "Charter"). A copy of the Charter is attached as Exhibit A to this Proxy Statement. Pursuant to the Charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, the Company's process for monitoring compliance with laws and regulations, and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. Specific duties of the Audit Committee are set forth in the Charter. The Audit Committee held four (4) meetings in 2000.

     PERSONNEL AND COMPENSATION COMMITTEE. The current members of the Personnel and Compensation Committee (the "Compensation Committee") are Donald
J. Schneider (Chairman), R. Scott Trumbull and Howard B. Witt. The Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Compensation Committee also oversees the Company's management development and organization structure. The Compensation Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Such notice shall set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held four (4) meetings in 2000.

                             AUDIT COMMITTEE REPORT

     In accordance with rules recently adopted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 30, 2000.

     The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified or supplemented, and has discussed with Deloitte & Touche LLP the independent accountant's independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission.

     This report is submitted on behalf of the members of the Audit Committee:


                                          Robert H. Little (Chairman)
                                          Jerome D. Brady
                                          Patricia Schaefer
                                          Juris Vikmanis

                        COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of compensation provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance. Accordingly, base salaries have been established at average market levels, while a greater than average annual incentive cash bonus may be achieved.

      The Compensation Committee fixed a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmarks used were pre-tax return on net assets and earnings per share growth rate. Considering these ratios, a bonus percentage of base salary was then determined. The Committee awarded the Chief Executive Officer an incentive cash bonus of 28 percent of base salary for 2000.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option plans as well as offering the Chief Executive Officer and other officers the opportunity to purchase shares under the shareholder-approved stock purchase plan. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. In 2000, the Committee made stock option grants to the executive officers of the Company, excluding the Chief Executive Officer, as reported in the Option Grant Table below.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 2000 and is not expected to have an effect on compensation payable in 2001.


                                          Donald J. Schneider (Chairman)
                                          Howard B. Witt
                                          R. Scott Trumbull

                          STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends), and (3) the Russell 2000 Stock Index (including reinvestment of dividends) for the period December 31, 1995 through December 31, 2000. In each case, the graph assumes the investment of $100 on December 31, 1995.

400





$300

                                                   255<F2>
                                                                 232<F2>
                                                   223<F1>       220<F1>
                                       212<F1>
$200                                   211<F2>
                          199<F1>
                          164<F2>                  168<F3>       163<F3>
             144<F1>      143<F3>
             123<F2>                   139<F3>
             116<F3>
$100





$ 0
 1995         1996         1997         1998         1999         2000
                                  YEAR


<F1> FRANKLIN ELECTRIC
<F2> S & P 500
<F3> RUSSELL 2000

                          SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 1998 through 2000 for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who served as executive officers of the Company during 2000.



                              ANNUAL COMPENSATION   LONG-TERM COMPENSATION AWARDS
                              -------------------   -----------------------------
                                        BONUS               SECURITIES
                                     (PERFORMANCE           UNDERLYING
NAME AND                                 BASED                OPTIONS                ALL OTHER
PRINCIPAL POSITION    YEAR      SALARY INCENTIVE)         (# OF SHARES)            COMPENSATION<F1>
------------------    ----      ------ ---------           -----------             ------------
William H. Lawson,    2000    $475,000  $134,000                -                    $11,181
  Chairman of the     1999     414,000   290,000                -                     20,981
  Board and Chief     1998     414,000   331,000                -                     19,415
  Executive Officer

Jess B. Ford,         2000    $200,000  $ 94,000             20,000                  $ 5,950
  Sr. Vice President  1999     200,000   140,000                -                      5,600
                      1998     175,000   140,000                -                      5,600

Peter-Christian Maske,2000    $200,000  $ 94,000             20,000                  $ 5,950
  Sr. Vice President, 1999     177,000   124,000             50,000                   13,410
  Operations<F2>

Gregg C. Sengstack,   2000    $175,000  $ 82,250             15,000                  $ 5,950
  Vice President,     1999     125,000    87,500                -                      5,600
  Chief Financial
  Officer<F3>

William J. Foreman,   2000    $155,000  $ 72,850             10,000                  $ 6,887
  Vice President      1999     145,000   101,500                -                      6,458
                      1998     135,000   108,000                -                      6,861













<F1>  All Other Compensation for 2000 reflects (i) Company matching contributions to employee benefit plans of $5,950 for each executive officer, and (ii) reimbursement of $5,231 and $937 of taxes paid for Mr. Lawson and Mr. Foreman, respectively.
<F2>  Mr. Maske was elected an executive officer of the Company in October,
      1999.
<F3>  Mr. Sengstack was elected an executive officer of the Company in April,
      1999.


                       OPTION GRANTS IN 2000 FISCAL YEAR

                              Percent                          Potential
                 Number of   of Total                        Realizable Value
                 Securities   Options   Exercise            at Assumed Annual
                 Underlying  Granted to    or             Rates of Stock Price
                  Options    Employees    Base              Appreciation for
                 Granted(1)  in Fiscal   Price   Expiration   Option Term
                                                              -----------
Name                (#)        Year      ($/Sh)     Date     5% ($)   10%($)
----             ---------   ---------  -------  ---------   -----    -----

William H. Lawson    -           -         -          -         -        -

Jess B. Ford       20,000       11%     $64.50     7/28/10 $811,274 $2,055,928

Peter-Christian
   Maske           20,000       11%     $64.50     7/28/10 $811,274 $2,055,928

Gregg C. Sengstack 15,000        8%     $64.50     7/28/10 $608,457 $1,541,946

William J. Foreman 10,000        5%     $64.50     7/28/10 $405,637 $1,027,964


(1) Options were granted on July 28, 2000 and vest at a rate of 20% per year beginning in 2001.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                              YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)  Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
----              --------    ---------   -------------       -------------

William H. Lawson       -            -     180,000/     0  $7,110,000/$      0

Jess B. Ford            -            -      42,000/23,000  $1,413,000/$159,500

Peter-Christian
   Maske 		      -            -      16,000/63,000  $  159,000/$159,500

Gregg C. Sengstack      -            -       9,200/17,800  $  270,375/$100,250

William J. Foreman      -            -      20,000/10,000  $  840,000/$ 40,000

(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. The named executive officers did not exercise any stock options in 2000.
(2) Based on the excess of the fair market value of the Common Stock of $68 1/2 on December 30, 2000 over the option exercise price.

                              PENSION PLANS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Cash Balance Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
Sation         10         15         20         25         30         35
------------------------------------------------------------------------

$ 150,000  $ 52,500   $ 60,000   $ 67,500   $ 77,400   $ 89,100   $100,800
  200,000    70,000     80,000     90,000    100,000    110,100    125,300
  250,000    87,500    100,000    112,500    125,000    131,100    149,800
  300,000   105,000    120,000    135,000    150,000    152,100    174,300
  350,000   122,500    140,000    157,500    175,000    175,000    198,800
  400,000   140,000    160,000    180,000    200,000    200,000    223,300
  450,000   157,500    180,000    202,500    225,000    225,000    247,800
  500,000   175,000    200,000    225,000    250,000    250,000    272,300
  550,000   192,500    220,000    247,500    275,000    275,000    296,800
  600,000   210,000    240,000    270,000    300,000    300,000    321,300
  650,000   227,500    260,000    292,500    325,000    325,000    345,800
  700,000   245,000    280,000    315,000    350,000    350,000    370,300
  750,000   262,500    300,000    337,500    375,000    375,000    394,800

     Years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Lawson, 15 years; Mr. Ford, 5 years; Mr. Sengstack, 12 years; and Mr. Foreman, 35 years. Mr. Maske is covered by pension plans of the Company and one of its foreign subsidiaries. For pension calculations, he has 26 years of service. His combined annual pension amount, including social security (both U.S. and foreign) does not exceed the benefits listed in the table above.

                              AGREEMENTS

     The Company has employment agreements with William H. Lawson, Chairman and Chief Executive Officer, Jess B. Ford, Senior Vice President, and Gregg C. Sengstack, Vice President and Chief Financial Officer (the "employees"). The agreements may be terminated by either the Company or the employees upon 90 days advance written notice. Under the agreements, the Company, depending on the reason for termination of employment, may be required to pay the employees their annual compensation, including bonus, for a period of one year after termination and all stock options held by the employees may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Lawson his annual compensation for up to three years, and Mr. Ford and Mr. Sengstack their annual compensation for up to two years, from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment.


                     RATIFICATION OF THE APPOINTMENT
             OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche LLP has acted as auditor for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements for the fiscal year ended December 30, 2000 and for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year were $184,400. Audit related expenses for the fiscal year ended December 30, 2000 were $34,300.

     The aggregate fees for non-audit services rendered by Deloitte for the fiscal year ended December 30, 2000 were $70,200. The Audit Committee of the Company's Board of Directors has considered whether such non-audit services rendered by Deloitte is compatible with maintaining the principal accountant's independence.


                         SHAREHOLDER PROPOSALS

     November 5, 2001 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2002 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than January 20, 2002 to be considered for presentation at that meeting.

                                 OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 2001 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 5, 2001


Dean W. Pfister, Secretary

                                                                 EXHIBIT A

                        FRANKLIN ELECTRIC CO., INC.
                         AUDIT COMMITTEE CHARTER

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, the Company's process for monitoring compliance with laws and regulations, and the audit process. Specific duties and the organization of the Audit Committee are as follows:

DUTIES
------
Financial Reporting

     Review and approve the annual financial statements to be filed with the SEC, and recommendations to the Board regarding the Board's execution of them.

     Comply with SEC, NASD and/or other regulatory bodies' requirements with respect to interim financial information that are determined to be applicable to the Committee.

     Consider all matters required by professional standards to be communicated to the Committee by the independent auditors.

Internal Control

     Review with the independent auditors, the internal auditors and with Company management the adequacy and effectiveness of the Company's accounting and financial policies, procedures and controls and elicit any recommendations for improvement thereof.

     Review with internal and external auditors the circumstances with respect to the existence of unresolved disagreements or differences of opinion (if any) regarding accounting policies, treatments, procedures, controls, or financial disclosures and determine that such items are consistent with the Committee's knowledge and understanding as to resolution.

Compliance with Laws and Regulations

     Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's internal investigations.

     Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs, and reports received by regulatory agencies such as the SEC.

External Audit

     Review with the independent auditors the proposed scope, plan, fees and results of their engagement.

     Review with management the performance of the independent auditors and recommend to the Board the selection, appointment, reappointment or dismissal of the independent auditors to audit the books and records of the Company.

     Receive annually from the independent auditor written confirmation of the auditors' independence in accordance with professional standards. Annually discuss such matters and take action as necessary to assure the independent auditors' independence.

Internal Audit

     Annually review the internal audit function of the Company, including its proposed programs, the coordination of its programs with the independent auditors and the significant findings of internal audit reviews.

     Confirm and assist in assuring the independence of the internal audit function.

     Review with management the performance of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the manager of internal audit.

Reporting Responsibilities

     Formally report the activities and findings of the Committee to the full board.

     Comply with SEC, NASD and/or other regulatory bodies' requirements with respect to external or public disclosures by audit committees that are determined to be applicable to the Committee.

Other Duties

     Review and consider the impact of emerging business issues and changing conditions on the scope of the internal and external audit activities.

     Inquire about significant risks or exposures and assess the steps management has taken to minimize or mitigate such risks or exposures.

     Review annually the results and administration of the various defined benefit and defined contribution plans of the Company.

     Review annually expenses reported by officers and directors of the Company and the policies and procedures in effect for considering such expenses.

     Conduct or authorize investigations into any matters within the Committee's scope of responsibility. The Committee may retain independent counsel, accountants and others to assist it in the conduct of such investigations.

     Annually review the Audit Committee Charter; receive approval of changes from the Board of Directors. The Committee assesses its performance and effectiveness annually.

     Annually assess management's performance in maintaining effective accounting, financial and compliance policies, procedures and controls.

ORGANIZATION
------------
INDEPENDENCE OF AUDIT COMMITTEE MEMBERS: The Committee will comply with SEC, NASD and/or other applicable regulatory bodies' definition(s) of independence. All Committee members will be independent under such definition(s).

SIZE OF THE AUDIT COMMITTEE: The Committee will comply with SEC, NASD and/or other applicable regulatory bodies' requirements with respect to the number of Audit Committee members. In the absence of such requirements, the Committee will maintain a membership of no less than three members.

AUDIT COMMITTEE MEMBERSHIP QUALIFICATIONS: The Committee will comply with SEC, NASD and/or other applicable regulatory bodies' requirements with respect to membership qualifications.

FREQUENCY OF AUDIT COMMITTEE MEETINGS: The Committee will meet regularly three times per year to address regular agenda items. Additional meetings may be called by the Chairman as necessary or appropriate.

APPOINTMENT OF AUDIT COMMITTEE MEMBERS: All members of the Audit Committee will be assigned by the Personnel and Compensation Committee of the Board of Directors and then approved by the full Board of Directors on an annual basis.

                                 APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints William H. Lawson and Gregg C. Sengstack as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 23, 2001, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 20, 2001 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect William H. Lawson, Donald J. Schneider and R. Scott Trumbull as directors to serve until the 2004 Annual Meeting of Shareholders,
    FOR all nominees[ ]     WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
    William H. Lawson   Donald J. Schneider   R. Scott Trumbull

2. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 2001

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.